UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2024

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2024, Moody’s Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, the borrowing subsidiaries party thereto, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto. The Credit Agreement provides a senior, unsecured revolving credit facility (the “Facility”) in an aggregate principal amount of up to $1.25 billion that matures in May 2029. The Credit Agreement replaces the Company’s existing $1.25 billion credit agreement that was scheduled to mature in December 2026. The proceeds from the Facility may be used for general corporate purposes. Interest on borrowings under the Facility is payable at rates that are based on an adjusted Term SOFR Rate plus a premium that can range from 80.5 basis points to 122.5 basis points, depending on the Company’s index debt ratings, as set forth in the Credit Agreement. The Company also has the option to choose other rates, such as those based on adjusted Daily Simple SOFR or alternate base rate. The Company also pays quarterly facility fees, regardless of borrowing activity under the Facility. The quarterly fees for the Facility can range from 7 basis points of the Facility amount to 15 basis points, depending on the Company’s index debt ratings.

The Credit Agreement contains covenants that, among other things, restrict the ability of the Company and its subsidiaries, without the approval of the required lenders and subject to certain exceptions, to engage in mergers, consolidations, asset sales, transactions with affiliates, sale and leaseback transactions or to incur liens, as set forth in the Credit Agreement. The Credit Agreement also contains a financial covenant that requires the Company to maintain a Total Debt to EBITDA Ratio (as defined in the Credit Agreement) of (i) not more than 4 to 1 at the end of any fiscal quarter or (ii) not more than 4.5 to 1 as of the end of the first three consecutive quarters immediately following any acquisition with consideration in excess of $500,000,000, subject to certain conditions as set forth in the Credit Agreement. The Credit Agreement also contains customary events of default.

The foregoing descriptions of the Facility and the Credit Agreement are qualified in their entirety by reference to the Credit Agreement, which is included as Exhibit 10.1 to this Current Report and is incorporated by reference as though fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of May 6, 2024, among Moody’s Corporation, the borrowing subsidiaries party thereto, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents party thereto.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: May 6, 2024